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                                New York Stock Exchange, Inc.
                                20 Broad Street
                                New York, New York 10005
                                USA


                                July 26, 2006
                                310029 | LAC | 000009.doc


      Homburger Rechtsanwalte
      Weinbergstrasse 56 | 58
               CH-8006 Zurich
Postfach 338 | CH-8035 Zurich
                                UBS AG - Supplemental Listing Application
     Telefon +41 43 222 10 00
         Fax +41 43 222 15 00
         lawyers@homburger.ch   Ladies and Gentlemen


                                We have acted as special Swiss counsel to UBS AG, a Swiss corporation (UBS), in connection with the Supplemental Listing Application by UBS to the New York Stock Exchange Inc. (the Exchange), for the listing on the Exchange of 150,000,000 registered shares of UBS with a par value of CHF 0.10 each, allocated out of UBS's conditional share capital, as a maximum number of registered shares of UBS to be used for purposes of satisfying employees' claims under certain employee participation plans of UBS (the Allocated Shares).

                                As such counsel, we have been requested to give our opinion as to certain legal matters relating to Swiss law.

                                Capitalized terms used herein shall have the meaning attributed to them herein.
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I.  Basis of Opinion

    This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof as currently applied by the Swiss courts. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgement. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any document or any other matter.

    For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the documents below, and we express no opinion as to the accuracy of representations and warranties of facts set out in such documents or the factual background assumed therein.

    For the purpose of giving this opinion, we have only examined originals or copies of the following documents (collectively the Documents):

    (i) a copy of a certified excerpt from the Register of Commerce of the Canton of Zurich (Handelsregisterauszug) relating to UBS, dated July 25, 2006 (the Excerpt);

    (ii) a copy of the articles of incorporation (Statuten) of UBS in their version of April 19, 2006 (the Articles);

    (iii) a copy of an excerpt form the minutes of the board of directors' meeting of June 29, 2006, relating to the Conditional Capital (the Board Resolution); and

    (iv) a copy of the decision of the SWX Swiss Exchange dated June 14, 2006, on the listing application of UBS relating to the listing on the SWX Swiss Exchange and a confirmation letter from SWX Swiss Exchange dated July 21, 2006.





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    No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, we shall limit our opinion to the above Documents and their legal implications on the Supplemental Listing Application under Swiss law.

    In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II. Assumptions

    In rendering the opinion below, we have assumed the following:

    (a) all copies, fax copies or electronic versions of the documents produced to us conform to the respective original documents and the originals of such documents were executed in the manner and by the individuals appearing on the respective copies;

    (b) all signatures appearing on all original documents or copies thereof which we have examined are genuine;

    (c) all factual information contained in, or material statements given in connection with the Documents is true and accurate;

    (d)  the Excerpt and the Articles are correct, complete and up-to-date; and

    (e) the Board Resolution (i) has been duly resolved in a meeting duly convened and otherwise in the manner set forth therein, and (ii) has not been rescinded or amended and is in full force and effect.

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III. Opinion

     Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

     1. UBS is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

     2. The allocation of the Allocated Shares has been duly approved by the board of directors of UBS and each of the Allocated Shares will, upon
        (i) exercise of a duly executed exercise notice in accordance with Swiss law, the Articles and the relevant applicable plan rules, and (ii) payment of the issuance price (Ausgabebetrag) in respect of such share, be validly issued, fully paid and non-assessable.

     3. In the absence of unlawful dividends or other unlawful distributions, the holders of Allocated Shares will not be personally liable for debts of UBS solely by reason of their ownership thereof.

     4. All regulatory consents, authorizations, approvals and filings required to be obtained or made by UBS for the issuance (Ausgabe) of the Allocated Shares have been obtained or made.

IV. Qualifications

    The above opinions are subject to the following qualifications:

    (a) We are members of the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

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    (b) By opining that the Allocated Shares will be validly issued and that the regulatory consents, authorizations, approvals and filings required to be obtained or made by UBS for the issuance of Allocated Shares have been obtained or made, we express no opinion as to the availability of such shares to the respective shareholders for trading or disposal. Such availability will be depending on the internal procedures adopted by UBS relating to the actual creation, registration (in the share register), booking and transfer of shares and on the approval of the listing applications by the competent exchange authorities (in particular, by the Exchange). Furthermore, the newly issued shares will have to be registered with the Commercial Registers of the Canton of Zurich and Canton of Basel-Stadt, which, however, is not a precondition to their issuance.


    (c) This opinion relates to the laws of Switzerland in effect on the date hereof. Such laws and their interpretation are subject to change.

                                   *   *   *

    We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

    This opinion may be relied upon by you in connection with the matters set forth herein. Without our prior written consent, it may not be furnished or quoted to other persons, and it may not be relied upon by you, in any other capacity or for any other purpose. No other person may rely on this opinion for any purpose. You are requested not to give copies to third parties or otherwise make the contents of this opinion public without our prior written consent.

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    This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction by the courts of the City of Zurich, Switzerland.

    Sincerely yours,

    HOMBURGER RECHTSANWALTE



    /s/ Dr. Claude Lambert